UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Awards. On August 24, 2011, the Compensation Committee of Seattle Genetics, Inc. (the “Company”) determined to revise its long-term equity incentive compensation program by providing that refresher equity grants would consist of a combination of stock options and restricted stock units, or RSUs, granted under the Company’s Amended and Restated 2007 Equity Incentive Plan, or the Plan, rather than solely of stock options, which had been the Company’s prior practice. On the same date, the Compensation Committee approved the grant of RSUs and stock options to the Company’s named executive officers under the Plan. The RSUs were granted to such officers in consideration of their services to the Company. The RSUs are evidenced by a Stock Unit Grant Notice and Stock Unit Agreement, or together, the RSU Agreement, which, together with the Plan, set forth the terms and conditions of the RSUs.

Under the Plan and the applicable RSU Agreement, each RSU represents a right to receive one share of the Company’s common stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that the RSUs vest, the Company will deliver one share of its common stock for each RSU that has vested. The RSUs will vest, if at all, upon meeting certain time-based vesting conditions, provided that vesting will cease upon termination of service. Under the terms of the Plan, in the event of a change in control, as defined in the Plan, the vesting of the RSUs will accelerate in the same manner as the vesting of stock options granted under the Plan. The number of RSUs granted to the Company’s “named executive officers” on August 24, 2011 are set forth in the table below. The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of RSU Agreement under the Plan. A copy of the Plan was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the form of RSU Agreement is attached hereto as Exhibit 10.1.

Named Executive Officer	Title	Number of RSUs (1)
Clay Siegall	President and CEO	60,000
Eric Dobmeier	Chief Operating Officer	17,334
Todd Simpson	Chief Financial Officer	13,334
Thomas Reynolds	Chief Medical Officer	20,000
Bruce Seeley	Executive VP Commercial	10,000

(1)	RSUs vest in full on August 24, 2014, subject to continuation of service. The above table does not reflect the RSUs previously granted to the named executive officers under the Company’s Long Term Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Seattle Genetics, Inc. Stock Unit Grant Notice and Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: August 30, 2011	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Seattle Genetics, Inc. Stock Unit Grant Notice and Stock Unit Agreement